SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Copper Mountain Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COPPER MOUNTAIN NETWORKS, INC.

1850 Embarcadero Road

Palo Alto, CA 94303

(650) 687-3300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2004

To The Stockholders Of Copper Mountain Networks, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Copper Mountain Networks, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 5, 2004 at 10 a.m. local time at the Company’s headquarters, 1850 Embarcadero Road, Palo Alto, CA 94303 for the following purposes:

1.	To elect six directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 22, 2004, as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Michael O. Staiger

Executive Vice President

Chief Financial Officer and Secretary

Palo Alto, California

March 29, 2004

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

COPPER MOUNTAIN NETWORKS, INC.

1850 Embarcadero Road

Palo Alto, CA 94303

(650) 687-3300

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 5, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Copper Mountain Networks, Inc. (sometimes referred to as the “Company” or “Copper Mountain”) is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about March 29, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 22, 2004 will be entitled to vote at the annual meeting. On this record date, there were 6,310,606 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 22, 2004 your shares were registered directly in your name with Copper Mountain’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 22, 2004 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of six directors; and

•	Ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for its .fiscal year ending December 31, 2004.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, or you may be able to vote by proxy on the Internet or via telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

➢	To vote in person, come to the annual meeting, where a ballot will be made available to you.

➢	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

➢	A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program or another similar program, you may grant a proxy to vote those shares telephonically or via the Internet by following the instructions shown on the instruction form received from your broker or bank.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Copper Mountain. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 22, 2004.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all six nominees for director and “For” ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent auditors for its fiscal year ending December 31, 2004. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may send a written notice that you are revoking your proxy to Copper Mountain’s Secretary at 1850 Embarcadero Road, Palo Alto, CA 94303.

➢	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 6, 2004, to Copper Mountain Networks, Inc., 1850 Embarcadero Road, Palo Alto, CA 94303, Attn: Secretary. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than February 4, 2005 and no earlier than January 5, 2005. You are also advised to review the Company’s Bylaws, which you may request in writing from the Company’s Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” votes; “Against” and “Abstain” votes (with respect to proposals other than the election of directors); and broker non-votes. “Abstain” votes will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

➢	For the election of directors, the six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

➢	To be approved, Proposal No. 2, the ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP to serve as the Company’s independent auditors for its fiscal year ending December 31, 2004, must receive a “For” vote from the majority of shares voted either in person or by proxy. An “Abstain” vote will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 6,310,606 shares outstanding and entitled to vote. Thus 3,155,304 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

There are currently authorized six members on the Company’s Board of Directors. There are six nominees for director this year. Each of the six directors to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each of the nominees listed below is currently a director of the Company and was previously elected by the stockholders. It is the Company’s policy to invite nominees for director to attend the Annual Meeting. One of the nominees for election as a director at the 2003 Annual Meeting of Stockholders, Richard S. Gilbert, the Chief Executive Officer of the Company, attended the 2003 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Copper Mountain’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

The names of the nominees and certain information about them are set forth below:

Name	Age	Position
Richard S. Gilbert	51	Chief Executive Officer and Chairman of the Board of Directors
Tench Coxe	46	Director
Roger L. Evans	58	Director
Joseph D. Markee	51	Director
Raymond V. Thomas	61	Director
Joseph R. Zell	44	Director

Richard S. Gilbert has served as Chief Executive Officer of Copper Mountain since April 1998, as a director of Copper Mountain since August 1998 and as Chairman of the Board of Directors since February 2001. From July 1992 to April 1998, he worked for ADC Telecommunications Inc., most recently as Senior Vice President and, concurrently, as President and General Manager of its subsidiary, ADC Kentrox, a provider of high-speed access equipment for global networks. Mr. Gilbert holds an MS in Computer Science from Stanford University and a BA in Mathematics from the University of California at Berkeley.

Tench Coxe has served as a director of Copper Mountain since March 1996. Mr. Coxe joined Sutter Hill Ventures, a venture capital firm, in October 1987 and is currently a Managing Director of the General Partner of Sutter Hill Ventures. Mr. Coxe currently serves as a director of Clarus Corporation, eLoyalty Corporation and NVIDIA Corporation and several privately-held companies. Mr. Coxe holds an MBA from Harvard University and a BA in Economics from Dartmouth College.

Roger L. Evans has served as a director of Copper Mountain since March 1996. Mr. Evans joined Greylock Partners, a venture capital firm, in 1989 and has served as a General Partner of the firm since 1991. Mr. Evans is a director of several privately-held companies. Mr. Evans holds an MA in Economics from King’s College, Cambridge.

Joseph D. Markee is currently the Chief Executive Officer and President of Figure 8 Wireless, Inc., a low data rate wireless software Company. Mr. Markee currently serves as a director of Metalink, LTD. Mr. Markee co-founded Copper Mountain in March 1996 and served as Chairman of the Board of Directors from inception to February 2001 and as General Manager, Public Networks Business Unit from March 2000 to March 2001. From Copper Mountain’s inception in March 1996 to April 1998, he served as its President and Chief Executive Officer. From inception to February 1999, he served as Secretary and from December 1998 to March 2001 he served as Chief Technical Officer of Copper Mountain. In June 1987, he co-founded Primary Access, a remote access server company acquired by 3Com Corporation. From June 1987 to January 1996, he served as Vice President of Operations and Vice President of Support of 3Com Primary Access. Mr. Markee holds a BS in Electrical Engineering from the University of California at Davis.

Raymond V. Thomas has served as a director of Copper Mountain since March 1999. From February 1995 to January 2000, Mr. Thomas served as Vice President, Finance and Chief Financial Officer of HNC Software Inc., a software company, and as secretary of HNC Software from May 1995 to January 2000. From May 1993 to February 1995, he served as Executive Vice President and Chief Financial Officer of Golden Systems Inc., a power supply manufacturer, and from September 1994 to February 1995 he also served as Chief Operating Officer of Golden Systems. Mr. Thomas holds a BS degree in industrial management from Purdue University.

Joseph R. Zell has served as a director of Copper Mountain since July 2001. Mr. Zell is currently a General Partner with Grotech Capital Group, a private equity firm. From April 2000 to April 2001, Mr. Zell served as President, CEO and director of Convergent Communications. In April 2001, Convergent Communications filed for bankruptcy. From December 1991 to April 2000, Mr. Zell held a variety of senior management positions with US WEST Communications, the last four years as the president of the data networking division. Prior to US West, Mr. Zell worked in various sales and marketing positions for WilTel, United Technologies Communications, MCI Communications and Xerox Corporation. Mr. Zell currently serves on the board of directors of three privately-held companies. Mr. Zell holds a BS degree in Marketing from Southwest Missouri State University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

IN FAVOR OF EACH NAMED NOMINEE.

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Gilbert, the Chief Executive Officer of the Company, and Mr. Markee.

As required under new Nasdaq listing standards, the Company’s independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Information regarding the Board of Directors and its Committees

The Board has six committees: an Audit Committee, a Compensation Committee, a Nominating Committee, a Non-Officer Stock Option Committee, a Financing Committee and a Special Litigation Committee. The following table provides membership and meeting information for fiscal 2003 for each of the Board committees:

Name	Audit	Compensation	Nominating	Non-Officer Stock Option	Financing	Special Litigation
Richard S. Gilbert				X	X
Tench Coxe	X	X	X
Roger L. Evans		X	X
Joseph D. Markee					X
Raymond V. Thomas	X		X		X
Joseph R. Zell	X		X		X	X
Total meetings in fiscal year 2003	4	1	0	0	2	0
Total actions by written consent in fiscal year 2003	1	1	0	8	0	1

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of the Audit, Compensation and Nominating Committees meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. Three directors comprise the Audit Committee: Messrs. Coxe, Thomas, and Zell. The Audit Committee met fourtimes and acted by unanimous written consent one time during the 2003 fiscal year. The Company has adopted an Amended and Restated Audit Committee Charter that is attached as Exhibit A to these proxy materials.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Thomas qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Thomas’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and reviews and approves the compensation and other terms of employment of the Company’s other executive officers. Two directors comprise the Compensation Committee: Messrs. Coxe and Evans. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met two times during the 2003 fiscal year.

Nominating Committee

The Nominating Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the board of directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and overseeing all aspects of the Company’s corporate governance function on behalf of the Board. Our Amended and Restated Nominating Committee Charter can be found on our corporate website at www.coppermountain.com. Four directors comprise the Nominating Committee: Messrs. Coxe, Evans, Thomas, and Zell. All members of the Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating Committee acted by written consent onetime during the 2003 fiscal year.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 1850 Embarcadero Road, Palo Alto, CA 94303; at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Non-Officer Stock Option Committee

The Non-Officer Stock Option Committee awards stock options to employees (excluding directors and officers). During the fiscal year ended December 31, 2003, the Non-Officer Stock Option Committee was composed of Mr. Gilbert and acted by unanimous written consent eight times.

Financing Committee

The Financing Committee of the Board of Directors is responsible for approving the Company’s financing strategy and for evaluating and approving specific terms and conditions of financing alternatives. Four directors comprise the Financing Committee: Messrs. Gilbert, Markee, Thomas and Zell. The Financing Committee met two times during the 2003 fiscal year.

Special Litigation Committee

The Special Litigation Committee of the Board of Directors is responsible for evaluating and approving settlements related to securities lawsuits brought against the Company. During the fiscal year ended December 31, 2003, the Special Litigation Committee was composed of Mr. Zell and acted by written consent one time during the 2003 fiscal year.

Meetings of the Board of Directors

The Board of Directors met seven times during the 2003 fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Stockholder Communications With the Board of Directors

Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year the Nominating Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.

Code of Business Conduct and Ethics

The Company has adopted the Copper Mountain Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.coppermountain.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (MARCH 1, 2004)(1)

The Audit Committee (the “Committee”) of the Company is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Committee’s members in business, financial and accounting matters. The Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and their judgments as to the quality, not just the acceptability, of the Company’s accounting principles under generally accepted auditing standards.

In fulfilling its responsibilities, the Committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent auditors for 2003, and has reviewed and discussed the audited financial statements for the year ended December 31, 2003 with management and the independent auditors. Management has represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In addition, the Committee has discussed with the independent auditors the independent auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, as amended.

Based on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission (the “SEC”). The Committee has also selected Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2004.

THE AUDIT COMMITTEE:

Raymond V. Thomas (Chair)

Tench Coxe

Joseph R. Zell

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”) or the Securities Exchange Act of 1934, as amended (the “1934 Act”), whether made before or after the date of this proxy statement and without regard to any general incorporation language contained in such filings.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 2002. Representatives of Deloitte & Touche LLP are not expected to be present at the Annual Meeting.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP “Abstain” votes will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Auditors’ Fees

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2003 and 2002, by Deloitte & Touche LLP, the Company’s principal accountant. All fees described below were approved by the Audit Committee.

	Year Ended December 31,
	2003	2002
Audit Fees (1)	$103,464	$70,200
Audit-related Fees	—	—
Tax Fees (2)	10,375	—
All Other Fees	—	—

Total Fees	$113,389	$70,200

(1)	Audit fees relate to the audit of our year-end financial statements and reviews of our financial statements included in our Form 10-Qs for 2003. Excludes $19,500 of audit fees paid to our previous independent auditor (Ernst & Young) during the year ended December 31, 2002 for reviews of our financial statements included in our Form 10-Q’s.
(2)	Tax fees are for services related to tax compliance, tax advice and tax planning in the United States. Excludes $12,200 of tax fees paid to our previous independent auditor (Ernst & Young) during the year ended December 31, 2002 for tax related services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLPis compatible with maintaining the principal accountant’s independence.

Change in Independent Auditors in 2002

Effective November 14, 2002, the Company terminated the engagement of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent auditor. The decision to terminate the engagement of Ernst & Young as the Company’s independent auditor was recommended by the Company’s Audit Committee and was based in part on the results of a competitive bidding process.

The reports of Ernst & Young on the Company’s financial statements for the fiscal years ended

December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2001 and 2000, and the interim period between December 31, 2001 and November 14, 2002, there was no disagreement between the Company and Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and there were no “reportable events”, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Effective November 14, 2002, the Company engaged the firm of Deloitte & Touche as its new independent auditors. During the fiscal years ended December 31, 2001 and 2000, and the interim period between

December 31, 2001 and November 14, 2002, the Company did not consult with Deloitte & Touche on any matters.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of February 29, 2004 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Unless otherwise indicated in the table set forth below, each person or entity named below has an address in care of Copper Mountain at its principal executive offices.

Except as indicated, and subject to community property laws where applicable, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them, except for certain shares that are restricted as to sale or transfer beneficially owned by Messrs. Gilbert and Staiger. Percentage of beneficial ownership is based on 6,309,528 shares of Common Stock outstanding as of February 29, 2004, adjusted as required by rules promulgated by the SEC.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Coghill Capital Management, L.L.C. (2) One North Wacker, Suite 4725 Chicago, IL 60606	1,107,140	17.6%
Heartland Advisors, Inc. (3) 789 North Water Street Milwaukee, WI 53202	500,000	7.9%
Tench Coxe (4) Sutter Hill Ventures 755 Page Mill Road, Suite A-200 Palo Alto, CA 94304	77,377	1.2%
Roger L. Evans (5) Greylock Equity Limited Partnership 2929 Campus Point Drive, Suite 400 San Mateo, CA 94403	37,565	*
Richard S. Gilbert (6)	404,955	6.3%
Joseph D. Markee (7)	140,525	2.2%
Michael O. Staiger (8)	271,793	4.3%
Mark B. Skurla (9)	19,792	*
Raymond V. Thomas (10)	24,000	*
Joseph R. Zell (11)	20,000	*
All directors and executive officers as a group (8 persons) (12)	985,189	15.2%

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G and 13G/A filed with the SEC. The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 29, 2004 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares.
(2)	As to the 1,107,140 shares included in the table above, Coghill Capital Management, L.L.C. has shared voting and disposition power with CCM Master Fund, Ltd. and Clint D. Coghill.

(3)	As to the 500,000 shares included in the table above, Heartland Advisors, Inc., a Wisconsin corporation and registered investment advisor, has shared voting and dispositive power with William J. Nasgovitz, President and principal shareholder of Heartland Advisors, Inc. As to 400,000 of the 500,000 shares included in the table above, Heartland Advisors, Inc. also has shared voting and dispositive power with Heartland Value Fund, a series of the Heartland Group.
(4)	Includes 28,963 shares held by various partnerships of which Mr. Coxe is a managing director or a general partner. Mr. Coxe disclaims beneficial interest in these shares except as to his pecuniary interest in the partnerships. Also includes 24,000 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.
(5)	Includes 18,000 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.
(6)	Includes 14,026 shares held in trust by Mr. Gilbert and 105,929 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004 and 285,000 shares that are restricted as to sale or transfer and which the Company may reacquire, as of the date 60 days from February 29, 2004.
(7)	Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.
(8)	Includes 20,624 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004 and 245,000 shares that are restricted as to sale or transfer and which the Company may reacquire, as of the date 60 days from February 29, 2004.
(9)	Includes 19,792 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.
(10)	Includes 24,000 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.
(11)	Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.
(12)	Includes 252,345 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004 and 530,000 shares that are restricted as to sale or transfer and which the Company may reacquire, as of the date 60 days from February 29, 2004

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS

The executive officers who are not directors of Copper Mountain, the positions held by them and their ages as of February 28, 2003 are as follows:

Name	Age	Position
Michael O. Staiger	39	Executive Vice President, Chief Financial Officer and Secretary
Mark B. Skurla	44	Vice President of Worldwide Sales

Michael O. Staiger has served as Chief Financial Officer and Secretary of Copper Mountain since March 2001, and as Executive Vice President since November 2002. From June 1998 to March 2001 he served as Vice President of Business Development of Copper Mountain. From June 1996 to June 1998, he held positions at Shiva Corporation, a provider of remote access solutions, serving most recently as Vice President of Business Development. From August 1993 until its acquisition by Shiva Corporation in June 1996, he served as a co-founder and Vice President of Business Development of Airsoft, Inc., a developer of remote access software. Mr. Staiger holds an MBA from the University of Chicago Graduate School of Business and a BA in English from the University of Michigan.

Mark B. Skurla has served as Vice President of Worldwide Sales since August 2002. From April 2001 to July 2002, he served as Vice President of Sales for Oresis Communications, a manufacturer of a next generation multi-service access switches. From July 1985 to March 2001 he held various positions at ADC Telecommunications, serving most recently as Group Vice President of Sales for the Broadband Access and Transport Group of ADC Telecommunications. Mr. Skurla holds a BS in Business Administration from the University of Delaware.

EXECUTIVE COMPENSATION

Compensation of Directors

Our directors do not currently receive any cash compensation for services on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at board of directors and committee meetings. All directors are eligible to participate in our 1996 Equity Incentive Plan. Non-employee directors are eligible to participate in our 1999 Non-Employee Directors’ Plan and our 1996 Equity Incentive Plan.

Each non-employee director of the Company receives stock option grants under the 1999 Non-Employee Directors’ Plan (the “Directors’ Plan”). Only non-employee directors of the Company or an affiliate of such directors (as defined in the United States Internal Revenue Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

Option grants under the Directors’ Plan are non-discretionary. On March 25, 1999, the effective date of the Directors’ Plan, each person who was then serving as a non-employee director was granted an initial grant to purchase six thousand (6,000) shares of Common Stock of the Company. Each person who is elected or appointed as a non-employee director after March 25, 1999 shall also be automatically granted an initial grant to purchase six thousand (6,000) shares of Common Stock of the Company. On the day of each Annual Meeting of Stockholders, each member of the Company’s Board of Directors who is not an employee of the Company and has served as a non-employee director for at least six (6) months shall be granted an annual grant to purchase two thousand (2,000) shares of Common Stock of the Company under the Directors’ Plan. No other options may be granted at any time under the Directors’ Plan. The exercise price of options granted under the Directors’ Plan is 100% of the fair market value, as determined by the closing sales price reported on the Nasdaq National Market on the date of grant, of the Common Stock subject to the option on the date of the option grant. Options shall be fully vested and exercisable on the date of grant. The term of options granted under the Directors’ Plan is five years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the surviving corporation or acquiring corporation shall assume any options outstanding or shall substitute similar options for those outstanding. In the event the surviving corporation or acquiring corporation refuses to assume such options or to substitute similar options for those outstanding, then such options shall be terminated if not exercised prior to such event.

The Company grants non-employee directors discretionary stock option grants as allowed under the 1996 Equity Incentive Plan. Currently, the Company plans to grant any person who is newly elected to the Board, in addition to the non-discretionary initial grant described above, an initial grant to purchase fifteen thousand (15,000) shares of Common Stock of the Company. On the day of each Annual Meeting of Stockholders, in addition to the non-discretionary annual grant described above, each non-employee member of the Company’s Board of Directors may be granted an annual grant to purchase ten thousand (10,000) shares of Common Stock of the Company.

During the last fiscal year, the Company granted options covering twelve thousand (12,000) shares to each non-employee director of the Company at an exercise price per share of $7.84. The fair market value of such Common Stock on the date of grant was $7.84 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of February 29, 2004, options to purchase 6,350 shares had been exercised under the Directors’ Plan.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

The following table shows for the fiscal years ended December 31, 2001, 2002 and 2003, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its two other executive officers at December 31, 2003 (the “Named Executive Officers”):

		Annual Compensation			Long-Term Compensation
Name and Principal Position (1)	Year	Salary ($)	Bonus ($)(2)	Other Annual Compen- sation ($) (3)	Restricted Stock Awards($) (4)	Securities Underlying Options (#)(5)	All Other Compen- sation ($) (6)
Richard S. Gilbert President and Chief Executive Officer	2003 2002 2001	$300,000 300,000 279,417	$1,080,863 500,000 500,000	— — —	$1,746,000 — 1,734,000	— — 90,000	$25,710 51,455 39,355
Michael O. Staiger Executive Vice President, Chief Financial Officer and Secretary	2003 2002 2001	200,000 200,000 207,315	400,000 58,000 50,000	— — —	1,397,000 — 1,734,000	— — 30,000	4,948 4,930 4,313
Mark B. Skurla Vice President of Worldwide Sales	2003 2002	175,000 60,577	— 20,000	102,424 21,532	— —	20,000 50,000	4,387 628

(1)	Reflects positions held at December 31, 2003.
(2)	Amounts shown include bonus cash compensation received or earned by each listed officer during 2001, 2002 and 2003, as indicated.
(3)	Amounts shown constitute payment of commission in accordance with the Company’s sales compensation plan.
(4)	Represents the dollar value of shares awarded, calculated by multiplying the market value of the Company’s common stock on the date of grant by the number of shares awarded. The restricted shares awarded in 2001 vest in full on August 11, 2004. The restricted shares awarded in 2003 vest 25% one year from the date of grant and ratably each quarter thereafter for a period of 12 quarters. As of December 31, 2003, the aggregate restricted stock holdings of the officers listed in the table and the value thereof at year end based on the then-current market value of the Company’s common stock ($10.77 per share), without giving effect to the diminution of value attributable to the restrictions on such stock, were as follows: Mr. Gilbert, $3,069,450 (285,000 shares) and Mr. Staiger, $2,638,650 (245,000 shares). Dividends on these shares of restricted stock will be paid when, as and if declared on the Company’s Common Stock by the Company’s Board of Directors. To date, the Company has not paid any dividends and does not anticipate paying any dividends on its Common Stock in the foreseeable future.
(5)	All of the options granted to Mr. Gilbert and Mr. Staiger in 2001, shown in the table above, were cancelled by mutual agreement effective November 2002.
(6)	Amounts shown constitute amounts paid by the Company on the employees’ behalf for group term life insurance, 401k match, and relocation expenses. Also includes imputed interest on Mr. Gilbert’s interest free loan totaling $33,603, $45,097 and $18,034 for the years ending December 31, 2001, 2002, and 2003, respectively.

Stock Option Grants and Exercises

The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers. There were no stock appreciation rights granted in the last fiscal year or outstanding at December 31, 2003.

Stock Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Shares Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year		Exercise Price Per Share ($)	Expiration Date	5% ($)	10% ($)
Mark B. Skurla	20,000(1)	4.	1%	$8.73	07/1/13	$109,805	$278,267

(1)	Such options vest according to the following schedule: 50% of the shares subject to the options vest one year from the date of grant and the remainder vest in 12 equal monthly installments thereafter. These options were granted at an exercise price equal to the fair market value on the date of grant. These options are subject to a change of control agreement which is more fully described under the heading “Employment, Severance and Change of Control Agreements”, included herein.

The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-end Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard S. Gilbert	—	—	105,929	—	$971,368	—
Michael O. Staiger	—	—	20,624	—	189,122	—
Mark B. Skurla	—	—	16,667	53,333	141,503	$323,797

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

On March 18, 1998, the Company entered into an employment agreement with Richard S. Gilbert, its Chief Executive Officer and Chairman of the Board. Pursuant to Mr. Gilbert’s employment agreement, the Company lent Mr. Gilbert $1 million pursuant to an interest-free promissory note for the purchase of his principal residence in California. The principal amount of such note was due on March 30, 2003. The note was secured by an option to purchase 105,929 shares of Company Common Stock held by Mr. Gilbert and the shares of Company Common stock issuable to Mr. Gilbert upon exercise of such options. The note provided that Mr. Gilbert’s obligation to repay the note could be accelerated upon the occurrence of certain events, including the termination of Mr. Gilbert’s employment. Mr. Gilbert has repaid the loan in full.

In March 2001, the Board approved a retention bonus plan for Mr. Gilbert pursuant to which he would receive a guaranteed bonus of $500,000, if he remained employed with the Company on December 31, 2002. This bonus was paid in January 2003. In November 2002 the Compensation Committee of the Board approved fixed retention bonuses for the CEO and CFO, which provided that if the CEO and CFO were employed by the Company on December 15, 2003 they would receive bonuses totaling $500,000 and $200,000, respectively. The Compensation Committee also approved fixed bonuses for the CEO and CFO which would be paid only if specific 2003 quarterly goals set by the Compensation Committee were met. These bonuses totaled $125,000 and $50,000 per quarter, for the CEO and CFO, respectively. Both the CEO and the CFO remained employed with the Company through December 15, 2003, and the Compensation Committee determined that the quarterly goals for each quarter of 2003 were met. Accordingly, all of the 2003 incentive bonuses described above were paid in full.

The Named Executive Officers hold shares of common stock that are restricted as to sale or transfer and/or certain options to purchase common stock included in the table above, all of which are subject to accelerated vesting provisions.

As to the restricted stock granted to the Named Executive Officers in 2001, in the event of a change of control (as such term is defined by the applicable restricted stock agreement), 100% of the unvested portion of the restricted stock grant vests immediately.

As to the restricted stock granted to the Named Executive Officers in 2003, in the event of a change of control (as such term is defined by the applicable restricted stock agreement), if any of the Named Executive Officers’ employment is terminated by the Company without cause or by the Named Executive Officer for good reason (as such term is defined by the applicable restricted stock agreement) and either such termination takes place on or after the date three months prior to the the occurrence of the change in control, the vesting of the restricted stock accelerates such that 100% of the unvested restricted stock vests immediately upon such termination.

As to options granted to the Named Executive Officers, in the event of a change in control (as such term is defined by the applicable stock option agreement), if any of the Named Executive Officers’ employment is terminated by the Company without cause or by the Named Executive Officer for good reason (as such term is defined by the applicable stock option agreement) and either such termination takes place on or after the date three months prior to the occurrence of the change in control, the vesting of the stock options accelerates such that one half of the unvested portion of the option becomes immediately exercisable upon such termination.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION(1)

The Compensation Committee (the “Committee”) of the Board of Directors sets the compensation for all of the Company’s executive officers, reviews the design, administration and effectiveness of compensation programs for executives, and approves stock option grants for executive officers. The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of directors who are “independent” under applicable rules and have never served as officers of the Company.

Compensation Philosophy and Objectives

The Company operates in an extremely competitive and rapidly changing segment within the high technology industry. The Committee believes that the compensation programs for executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of the Company’s competitors and market indices. Within this overall philosophy, the Committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of other high technology companies of similar size with which the Company competes for executive talent.

•	Provide annual variable cash incentive awards that take into account the Company’s overall financial performance in terms of designated corporate objectives.

•	Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

The three major components of the Company’s executive officer compensation are: (i) base salary, (ii) variable cash incentive awards, (iii) long-term, equity-based incentive awards.

The Committee determines the compensation levels for the executive officers with the assistance of the Company’s Human Resources Department, which furnishes the Committee with executive compensation data drawn from nationally recognized surveys of similarly sized technology and telecommunication companies. The Committee utilizes the surveys to determine base salary and target incentives.

Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions to those included in the surveys. The Company’s policy is to target base salary levels that are competitive with the compensation practices of similar companies.

Variable Cash Incentive Awards. To reinforce the attainment of Company goals, the Committee generally believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for the Company’s executive officers is determined on the basis of the Company’s achievement of the financial performance targets that are generally established at the beginning of each calendar year. The variable cash incentive award of the Company’s Vice President of Worldwide Sales is based on specific revenue goals set generally at the beginning of each calendar year.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date of this Proxy statement and irrespective of any general incorporation language contained in such filings.

Long-Term Equity-Based Incentive Awards. The goal of the Company’s long-term, equity-based incentive awards is to align the interests of executive officers with shareholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive’s position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions at survey companies, and the number of unvested options held by each individual at the time of any new grant.

CEO Compensation. Mr. Gilbert’s base salary for 2003 was $300,000. The Committee’s decision was based on both Mr. Gilbert’s personal performance of his duties and the salary levels paid to chief executive officers of the surveyed companies. Mr. Gilbert’s 2003 compensation included a $500,000 retention bonus contingent upon his continuous employment with the Company through December 15, 2003 and a $500,000 bonus related to specific cost containment goals set generally at the beginning of the calendar year. Mr. Gilbert remained employed with the Company through December 15, 2003, and the Compensation Committee determined that all of the cost containment goals were met in 2003. Accordingly, these bonuses have been paid in full.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered to be performance based. The Company’s 1996 Equity Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Non-performance based compensation paid to the Company’s executive officers for 2003 did not exceed the $1 million limit.

COMPENSATION COMMITTEE

Tench Coxe

Roger Evans

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2003 were Tench Coxe and Roger Evans. During 2003, no executive officer served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Performance Measurement Comparison(1)

The following graph shows the total stockholder return of an investment of $100 in cash on May 13, 1999, the date of the Company’s initial public offering, for (i) the Company’s Common Stock, (ii) the NASDAQ Composite Index and (iii) the NASDAQ Telecom Market Index:

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

In January 2004, Mr. Gilbert repaid in full an interest-free loan from the Company in the amount of $1 million pursuant to a promissory note issued by Mr. Gilbert to the Company in connection with his employment agreement with the Company. See “Employment, Severance and Change of Control Agreements.”

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Michael O. Staiger

Executive Vice President

Chief Financial Officer and Secretary

March 29, 2004

Delivery of this Proxy Statement

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with account holders who are Copper Mountain stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Copper Mountain, Investor Relations, 1850 Embarcadero Road, Palo Alto, CA 94303 or via e-mail at IR@coppermountain.com or call Investor Relations at 858.410.7110.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

APPENDIX A

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

Purpose and Policy

The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Board of Directors (the “Board”) of Copper Mountain Networks, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of financial controls and audits of financial statements, the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (the “Auditors”). The Committee shall also provide oversight assistance in connection with the Company’s legal, regulatory and ethical compliance programs as established by management and the Board. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee and the Auditors, the Company’s financial management.

Composition

The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and financial literacy requirements of the federal securities laws and The Nasdaq Stock Market, Inc. (“Nasdaq”) applicable to Committee members as in effect from time to time. At least one member shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time.

Meetings and Minutes

The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each Committee member and the Secretary of the Company after each meeting.

Authority

The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

Responsibilities

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1.	Evaluation and Retention of Auditors. To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s stockholders.

2.	Approval of Audit Engagements. To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

3.	Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

4.	Audit Partner Rotation. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5.	Auditor Conflicts. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6.	Former Employees of Auditor. To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals employed or formerly employed by the Auditors and engaged on the Company’s account.

7.	Audited Financial Statement Review. To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

8.

Annual Audit Results. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

9.	Quarterly Results. To review and discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

10.	Management’s Discussion and Analysis. To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

11.	Press Releases. To review and discuss with management and the Auditors, as appropriate, drafts of earnings press releases, as well as the substance of financial information and earnings guidance provided to current and prospective shareholders, analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

12.	Accounting Principles and Policies. To review and discuss with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

13.	Risk Assessment and Management. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk assessment and risk management, including the Company’s major financial risk exposures, if any, and the steps taken by management to monitor and control these exposures.

14.	Management Cooperation with Audit. To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.

15.	Management Letters. To review and discuss with the Auditors, as appropriate, and, if appropriate, management, any management letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

16.	National Office Communications. To review and discuss with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

17.	Disagreements Between Auditors and Management. To review and discuss with management and the Auditors any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

18.	Internal Control Over Financial Reporting. To confer with management and the Auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting including any special audit steps taken in the event of material control deficiencies, responsibilities, budget and staff of the internal audit function and review of the appointment or replacement of the senior internal audit executive or manager.

19.	Separate Sessions. Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

20.	Correspondence with Regulators. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

21.	Complaint Procedures. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.	Regulatory and Accounting Initiatives. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

23.	Ethical Compliance. To ensure that management institutes programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics, including review and approval of related-party transactions as required by Nasdaq rules.

24.	Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

25.	Proxy Report. To approve the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

26.	Annual Charter Review. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

27.	Report to Board. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

28.	General Authority. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

PROXY

COPPER MOUNTAIN NETWORKS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

COPPER MOUNTAIN NETWORKS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE

PROXY

The undersigned stockholder(s) of Copper Mountain Networks, Inc., a Delaware corporation (the “Company”), hereby appoints Richard S. Gilbert, Michael O. Staiger, or either of them, as the attorneys and proxies of the undersigned, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. local time on May 5, 2004, at our corporate office at 1850 Embarcadero Road, Palo Alto, CA 94303, and at any and all postponements, continuations or adjournments thereof, to vote all shares of the capital stock of said Company held of record by the undersigned on March 22, 2004, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE, FOR PROPOSAL 2 AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. FOR PURPOSES OF COMPLETING YOUR PROXY, YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES OR FOR CERTAIN NOMINEES UNDER PROPOSAL 1 AS SPECIFIED ON THE REVERSE SIDE.

(Continued, and to be marked, dated and signed, on the other side)

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THE LISTED NOMINEES AND THE LISTED PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” EACH OF THE LISTED PROPOSALS.	Please mark your votes as indicated in this example	☒

		FOR all nominees listed (except as indicated to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed			FOR	AGAINST	ABSTAIN
1.	Election of Directors	☐	☐	2.	Proposal to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2004	☐	☐	☐
Nominees for election to the Board of Directors 01 Richard S. Gilbert 04 Roger L. Evans 02 Joseph D. Markee 05 Raymond V. Thomas 03 Tench Coxe 06 Joseph R. Zell
					I plan to attend the meeting. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting		YES ☐	NO ☐

INSTRUCTION: (To withhold authority to vote for any nominee, write that nominee(s) name(s) in the space provided below.)

Signature                                                                                                                                                                                                 Dated:                                      , 2004

Please date this proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

é    FOLD AND DETACH HERE    é